                                  EXHIBIT 99.1

[GRAPHIC REMOVED HERE]

Contacts:     Daniel J. Thomas                   Thomas E. Kiraly
              President and                      Executive Vice President and
              Chief Executive Officer            Chief Financial Officer
              (972) 364-8111                     (972) 364-8217


CONCENTRA OPERATING CORPORATION REPORTS SECOND QUARTER RESULTS

     ADDISON, Texas, August 6, 2002 - Concentra Operating Corporation ("Concentra") today announced results for the second quarter and six-month period ended June 30, 2002. The Company reported Consolidated Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA") of $36,664,000.

     Revenue for the second quarter increased 17% to $251,598,000 compared with $214,881,000 for the same period last year. Operating income increased slightly to $27,034,000 versus $26,938,000 for the second quarter of 2001. Net income for the quarter totaled $2,466,000 compared with $7,305,000 in the year-earlier period. Revenue for the first half of 2002 increased 18% to $489,978,000 compared with $415,639,000 for the prior-year period. Operating income increased 4% to $47,347,000 versus $45,705,000 for the first half of 2001. Net income for the first six months of 2002 was $7,611,000 compared with $1,867,000 in the year-earlier period. The Company's growth in revenue related primarily to its acquisition of National Healthcare Resources, Inc. in November of 2001.

     EBITDA, as computed in a manner consistent with the definition set forth in the Company's $190 million Series A Senior Subordinated Notes, declined 2% to $36,664,000 in the second quarter of 2002 versus $37,527,000 in the same quarter last year. For the first half of 2002, EBITDA was $66,748,000 compared with $66,551,000 in the same period last year.

     Commenting on the results, Daniel J. Thomas, Chief Executive Officer of Concentra, said, "We are pleased that Concentra has been able to sustain a consistent level of year-over-year EBITDA performance despite the effects which the nation's economy and lower employment levels have had on our workers' compensation-related businesses. During the quarter, we began to see improvements in our health services business trends which corresponded to the gradual improvements that have been reported in the nation's economy. However, our overall performance during the quarter was affected by the lingering effects of the overall decline in the economy and the impact it has had on the number of nationwide workers' compensation injuries. The decline we experienced in our health services business during the fall of last year through the spring of this year is now being felt by our later-stage workers' compensation businesses in our network services and care management services segments.

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Concentra Announces Second Quarter Results
Page 2
August 6, 2002



     "I believe our stable overall performance demonstrates the benefits which we enjoy in being a company with diversified services and markets, and we're optimistic about the opportunities to resume our traditional rates of growth toward the end of this year," said Thomas.

     Thomas also announced that Frederick C. Dunlap recently joined the Company as its new President and Chief Operating Officer. "Fred brings a tremendous amount of management and industry experience to Concentra. We're pleased to have him on board and we are confident he will contribute significantly to our future success." Thomas stated that in connection with the departure of the Company's previous Chief Operating Officer, Concentra incurred a charge in the second quarter of $788,000 for related expenses.

     The Company also stated that year-to-date results reflect one-time revenue and expense adjustments totaling $7,106,000 related to a change in accounting estimate for accounts receivable reserves which was made during the first quarter. These increased reserve amounts were partially offset by a one-time $3,867,000 reduction in employee benefits during the first quarter.

     Stockholder's equity increased to $143,400,000 during the quarter, due in part to the contribution from the Company's parent company, Concentra Inc., of $53,274,000 in net cash proceeds from the issuance of a $55,000,000 payment-in-kind bridge note facility to Concentra Inc. This bridge note facility and the corresponding equity contribution to Concentra were made to finance the redemption by Concentra on July 24, 2002 of $47,500,000 of the outstanding 13% senior subordinated notes, and the payment of a 13% premium associated with the redemption. As a result of having additional cash on hand at June 30, 2002 associated with this equity contribution, Concentra had no borrowings outstanding under its $100,000,000 revolving credit facility as of the end of the quarter. The Company also continued to report improvements in its Days Sales Outstanding which fell to 64 days at the end of the second quarter.

     Concentra Operating Corporation, the successor to and a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and re-pricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to approximately 100,000 employers and 3,000 insurance companies, health plans and third party administrators nationwide.

     A public, listen-only simulcast of Concentra's second quarter conference call will begin at 9:00 a.m. ET tomorrow and may be accessed via the Company's web site, concentra.com. Investors are invited to access the call at least 15 minutes before the start time in order to complete a brief registration form and receive an entry password. An online replay will be available shortly after the conclusion of the live broadcast using the same link and will continue through September 7, 2002.


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Concentra Announces Second Quarter Results
Page 3
August 6, 2002





     This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, changes in nationwide employment and workplace injury trends, interruption in its data processing capabilities, operational financing and strategic risks related to the Company's capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission.

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Concentra Announces Second Quarter Results
Page 4
August 6, 2002



                         CONCENTRA OPERATING CORPORATION
                          a wholly owned subsidiary of
                                 CONCENTRA INC.
                 Unaudited Consolidated Statements of Operations
                                 (in thousands)

                                              Three Months Ended                  Six Months Ended
                                                   June 30,                           June 30,
                                        -------------------------------    -------------------------------
                                             2002             2001              2002             2001
                                        -------------     -------------    -------------     -------------
REVENUE:

   Health Services                       $    120,868     $     115,276    $     222,544     $     221,628
   Network Services                            56,260            45,331          113,489            87,676
   Care Management Services                    74,470            54,274          153,945           106,335
                                         ------------     -------------    -------------     -------------
     Total revenue                            251,598           214,881          489,978           415,639

COST OF SERVICES:
   Health Services                             94,620            89,641          188,446           177,742
   Network Services                            35,437            27,301           68,988            53,548
   Care Management Services                    66,659            47,264          134,031            92,559
                                         ------------     -------------    -------------     -------------
     Total cost of services                   196,716           164,206          391,465           323,849
                                         ------------     -------------    -------------     -------------

       Total gross profit                      54,882            50,675           98,513            91,790

General and administrative expenses            26,919            19,924           49,308            38,595
Amortization of intangibles                       929             3,813            1,858             7,490
                                         ------------     -------------    -------------     -------------
       Operating income                        27,034            26,938           47,347            45,705

Interest expense, net                          16,520            16,753           32,941            33,663
Loss (gain) on fair value of hedging
   arrangements                                 6,374            (3,646)           1,184             3,080
Equity in loss of acquired
   affiliate, net of tax                           --               426               --             1,542
Other, net                                        256               298              624               305
                                         ------------     -------------    -------------     -------------
Income before income taxes                      3,884            13,107           12,598             7,115
   Provision for income taxes                   1,418             5,802            4,987             5,248
                                         ------------     -------------    -------------     -------------

Net income                               $      2,466     $       7,305    $       7,611     $       1,867
                                         ============     =============    =============     =============

Concentra's second quarter and year-to-date 2001 bad debt expense of $3.0 million and $5.6 million, respectively, have been reclassified from a reduction to revenue to cost of services to conform to the classifications used in 2002. This reclassification resulted from a change in Concentra's process and methodology for estimating bad debt and sales allowances during the first quarter of 2002.

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Concentra Announces Second Quarter Results
Page 5
August 6, 2002



                         CONCENTRA OPERATING CORPORATION
                          a wholly owned subsidiary of
                                 CONCENTRA INC.
                           Consolidated Balance Sheets
                                 (in thousands)

                                                                              June 30,       December 31,
                                                                                2002             2001
                                                                           -------------     -------------
                                                                             (unaudited)
                            ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                               $      44,077     $       7,308
   Accounts receivable, net                                                      178,052           181,023
   Prepaid expenses and other current assets                                      40,629            38,760
                                                                           -------------     -------------
     Total current assets                                                        262,758           227,091

PROPERTY AND EQUIPMENT, NET                                                      129,357           132,302

GOODWILL AND OTHER INTANGIBLE ASSETS, NET                                        478,545           475,500

OTHER ASSETS                                                                      35,628            32,072
                                                                           -------------     -------------
                                                                           $     906,288     $     866,965
                                                                           =============     =============

     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Revolving credit facilities                                             $          --     $       6,000
   Current portion of long-term debt                                               5,079             4,211
   Accounts payable and accrued expenses                                         108,213           133,908
                                                                           -------------     -------------
     Total current liabilities                                                   113,292           144,119

LONG-TERM DEBT                                                                   550,212           552,270

LONG-TERM DEFERRED TAX AND OTHER LIABILITIES                                      72,316            67,094

FAIR VALUE OF HEDGING ARRANGEMENTS                                                27,068            25,883

STOCKHOLDER'S EQUITY                                                             143,400            77,599
                                                                           -------------     -------------
                                                                           $     906,288     $     866,965

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Concentra Announces Second Quarter Results
Page 6
August 6, 2002


                         CONCENTRA OPERATING CORPORATION
                          a wholly owned subsidiary of
                                 CONCENTRA INC.
                     Reconciliation of Net Income to EBITDA
                                 (in thousands)

                                              Three Months Ended                  Six Months Ended
                                                   June 30,                           June 30,
                                        -------------------------------    -------------------------------
                                             2002             2001              2002             2001
                                        -------------     -------------    -------------     -------------
Net income                              $       2,466     $       7,305    $       7,611     $       1,867

   Provision for income taxes                   1,418             5,802            4,987             5,248
   Interest expense, net                       16,520            16,753           32,941            33,663
   Loss (gain) on fair value of hedging
     arrangements                               6,374            (3,646)           1,184             3,080
   Equity in loss of acquired
     affiliate, net of tax                         --               426               --             1,542
   Other, net                                     256               298              624               305
                                        -------------     -------------    -------------     -------------

Operating income                               27,034            26,938           47,347            45,705

   Depreciation expense                         9,227             7,141           18,422            13,717
   Amortization of intangibles                    929             3,813            1,858             7,490
   Minority interest                             (526)             (365)            (879)             (361)
                                        -------------     -------------    -------------     -------------

EBITDA                                  $      36,664     $      37,527    $      66,748     $      66,551
                                        =============     =============    =============     =============

Computations of Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA") have been provided in this press release primarily due to the use of this measure by the holders of the Company's 13% Senior Subordinated Notes, and other lenders, for purposes of determining our performance in light of our debt covenant requirements, which are stated in the Company's debt agreements as measures which relate to EBITDA. Our computation of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in our computations as compared to that of others. Our measure of EBITDA has been made in a manner consistent with the requirements of the indenture which relates to our 13% Senior Subordinated Notes. EBITDA is a measure which is not prescribed for under Generally Accepted Accounting Principles ("GAAP"). EBITDA specifically excludes changes in working capital, capital expenditures and other items which are set forth on a cash flow statement presentation of a company's operating, investing and financing activities, nor does it include the effects of interest expense, depreciation expense, amortization expense, taxes and other items which are included when determining a company's net income. As such, we would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes described above.

                                      -END-